Exhibit 7

                      CERTIFICATE OF THE DESIGNATIONS,
                       POWERS, PREFERENCES AND RIGHTS
                                     OF
                   SERIES B CONVERTIBLE PREFERENCE STOCK
                                     OF
                           NORTEK HOLDINGS, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION
                        LAW OF THE STATE OF DELAWARE
            ----------------------------------------------------


            NORTEK HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "GCL"), certifies that the following resolution was adopted by the Board of Directors of the
Corporation:

            "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created, out of the 7,000,000 shares of preference stock, par value $1.00 per share, of the Corporation authorized in Article FIFTH of the Certificate of Incorporation (the "Preference Stock"), a series of the Preference Stock consisting of [______] shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preference Stock):

         1. Creation, Number and Designation. Pursuant to Article FIFTH, section (C), of the Certificate of Incorporation, a class of Preference Stock is hereby created and designated as Series B Convertible Preference Stock (the "Series B Preference Stock"). The number of shares constituting the Series B Preference Stock shall be [___] at $1.00 par value per share.

         2. Definitions. For purposes of this Certificate of Designation, the following terms shall have the respective meanings indicated in this
Section 2:

         Board of Directors shall have the meaning set forth in the preamble hereto.

         Business Day shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

         Certificate of Incorporation shall have the meaning set forth in the preamble hereto.

         Certificate of Designation shall mean this Certificate of Designation, as amended.

         Class A Common Stock shall have the meaning set forth in Section 7 hereof.

         Common Adjustment shall have the meaning set forth in Section 5(a)(i) hereof.

         Common Stock shall mean the Common Stock of the Corporation.

         Conversion Ratio shall have the meaning set forth Section 7(a) hereof.

         Corporation shall have the meaning set forth in the preamble hereto.

         Distribution shall mean the declaration or payment of any dividend (whether in cash or otherwise) on or in respect of any shares of any class of capital stock of any person (other than dividends payable solely in shares of common stock of such person), the purchase, redemption, or other retirement of any shares of any class of capital stock of any person, directly or indirectly through a subsidiary or otherwise, the return of capital by any person to its stockholders as such or any other distribution on or in respect of any shares of any class of capital stock of any person.

         Fair Market Value shall mean, as to any security, the Twenty Day Average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed. If at any time such security is not listed on any domestic securities exchange, the "Fair Market Value" of such security shall be the fair market value thereof as determined in good faith by the Board of Directors.

         GCL shall have the meaning set forth in the preamble hereto.

         Initial Purchase Price shall mean, with respect to any share of Series B Preference Stock, the price per share paid to the Corporation for such share of Series B Preference Stock; provided that, if shares of capital stock of the Corporation are exchanged for or used to purchase the Series B Preference Stock pursuant to an Exchange Agreement (as defined in the Recapitalization Agreement), the Initial Purchase Price shall be equal to the Redemption Consideration (as defined in the Recapitalization Agreement).

         Junior Securities shall mean shares of capital stock in the Corporation other than the Series B Preference Stock, whether presently outstanding or hereafter issued, that do not expressly provide that such series ranks senior to or on parity with the Series B Preference Stock as to either rights on payment of dividends or rights on liquidation, winding up or dissolution and shall include the Common Stock, the Special Common Stock and the Class A Common Stock.

         Liquidation Event shall have the meaning set forth in Section 5(a)(iii) hereof.

         Parity Liquidation Preference shall have the meaning set forth in
Section 5(a)(i) hereof.

         Parity Securities shall mean each class or series of capital stock that expressly provides that such series ranks on parity with the Series B Preference Stock as to either rights on payments of dividends or rights on liquidation, winding up or dissolution.

         Participating Securities shall have the meaning set forth in
Section 4(b) hereof.

         Preference Stock shall have the meaning set forth in the preamble hereto.

         Recapitalization Agreement shall mean the Agreement and Plan of Recapitalization, dated as of June 20, 2002, by and among the Corporation, Nortek, Inc., and K Holdings, Inc., as the same may be amended from time to time in accordance with its terms.

         Senior Securities shall mean each class or series of capital stock that expressly provides that such series ranks senior to the Series B Preference Stock as to either rights on payments of dividends or rights on liquidation, winding up or dissolution.

         Series B Liquidation Preference shall have the meaning set forth in Section 5(a)(i) hereof.

         Series B Preference Stock shall have the meaning set forth in
Section 1 hereof.

         Series B Preference Stock Initial Issue Date shall mean the date upon which shares of Series B Preference Stock are issued.

         Special Common Stock shall mean the Special Common Stock of the Corporation.

         Twenty Day Average means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on and including the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

         3. Ranking.

         (a) Except as otherwise provided herein or in the applicable certificate of designation or amendment to the Certificate of Incorporation establishing a class or series of capital stock, the Series B Preference Stock shall, with respect to dividends and rights on liquidation, winding up or dissolution, rank (i) senior to each class of Junior Securities, (ii) on parity with each class or series of Parity Securities and (iii) junior to each class or series of Senior Securities.

         (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall include any rights, warrants, debt securities or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

         (c) The Series B Preference Stock shall be subject to the creation of Senior Securities, Parity Securities and Junior Securities.

         4. Preference Dividends.

         (a) Except as provided below, no Distributions shall be payable on shares of Series B Preference Stock.

         (b) Right to Preference Dividends. Each share of Series B Preference Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor its pro rata share of Distributions paid out by the Corporation on shares of its Common Stock (and any other security entitled to Distributions therewith, together with the Common Stock, the "Participating Securities"). In order to determine the pro rata participation right of a share of Series B Preference Stock, each such share of Series B Preference Stock shall participate pro rata assuming conversion into the largest number of full shares of Common Stock into which such shares of Series B Preference Stock could be converted, pursuant to Section 7 set forth below, on the date the Corporation declares such Distribution.

         (c) Priority. Until such time as all current and accrued dividends on any Senior Securities shall have been paid (i) no Distribution whatsoever (other than a dividend payable solely in Junior Securities or Parity Securities, respectively) shall be paid or declared, on any Junior Securities or Parity Securities, and (ii) no shares of Junior Securities or Parity Securities shall be purchased, redeemed or acquired by the Corporation, and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, acquisition or retirement for value thereof; provided, however, that the Corporation may repurchase shares of Junior Securities or Parity Securities held by an officer of or consultant to the Corporation subject to a stock repurchase agreement under which the Corporation has the right or obligation to repurchase such shares in the event of the termination of an employment or consulting arrangement or other similar discontinuation of such relationship; provided, further, that the foregoing shall not prohibit the Redemption, the Reclassification (each as defined in the Recapitalization Agreement), or any cash payments in connection therewith.

         5. Liquidation Rights of Series B Preference Stock

         (a) Preference. (i) Upon any Liquidation Event (as defined below) no Distribution shall be made to the holders of Junior Securities, unless, prior thereto, the holders of shares of Series B Preference Stock shall have received, out of the assets of the Corporation available for distribution, $.05 per share (the "Series B Liquidation Preference") and the holders of any Parity Securities shall have received any applicable liquidation preference in respect thereof pursuant to the terms thereof, subject to clause (ii) below (the "Parity Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference and the Parity Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preference Stock or holders of shares of Parity Securities, as the case may be, unless, prior thereto, the holders of shares of Junior Securities shall have received an amount per share (the "Common Adjustment") equal to the Series B Liquidation Preference, subject to clause (ii) below. Following the payment of the full amount of the Series B Liquidation Preference, the Parity Liquidation Preference and the Common Adjustment, as applicable, in respect of all outstanding shares of Series B Preference Stock, Parity Securities and Junior Securities, respectively, holders of Series B Preference Stock, holders of shares of Parity Securities and holders of shares of Junior Securities shall receive their ratable and proportionate share of the remaining assets to be distributed in respect thereof, on a per share basis, respectively.

                  (ii) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the Parity Liquidation Preference, then such remaining assets shall be distributed ratably to the holders of Series B Preference Stock and Parity Securities in proportion to their respective liquidation preferences. In the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Junior Securities.

                  (iii) For the purposes of this Certificate of Designation "Liquidation Event" shall be deemed to include any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Neither the consolidation or merger of the Corporation into or with any other entity, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction, reclassification or redemption of the capital stock of the Corporation, shall be deemed to be a Liquidation Event.

         (b) Securities or Other Property. Whenever the distribution provided for in this Section 5 shall be payable in securities or other property other than cash, the value of such distribution shall be (i) the Fair Market Value of such securities and/or (ii) the fair market value of such other property as determined in good faith by the Board of Directors.

         6. Voting Rights.

         (a) The holders of shares of Series B Preference Stock shall not be entitled to any voting rights except as hereinafter provided in this
Section 6 or as otherwise provided by law.

         (b) Each holder of shares of Series B Preference Stock shall be entitled to vote together with the holders of Common Stock (and any other security entitled to vote with the Common Stock, including the Special Common Stock) as a single class on all matters submitted to a vote of the holders of Common Stock and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preference Stock could be converted, pursuant to the provisions of Section 7 set forth below, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

         (c) So long as any shares of Series B Preference Stock remain outstanding, the Corporation shall not, directly or indirectly, without the written consent or waiver of the holders of at least 90% of the then outstanding shares of Series B Preference Stock, (i) amend any provision of the Corporation's Certificate of Incorporation in such a manner as would alter or change the powers, preferences or special rights of the holders of shares of Series B Preference Stock so as to effect such holders adversely; it being expressly provided that the creation of any Junior Securities shall be deemed not to adversely affect the holders of the Series B Preference Stock or (ii) authorize or issue any Senior Securities or Parity Securities.

         7. Conversion. The holders of Series B Preference Stock shall have the following rights with respect to the conversion of such shares of Series B Preference Stock into shares of Common Stock or Class A Common Stock (as defined in the Recapitalization Agreement), as applicable:

         (a) Optional Conversion by Holder. Subject to and in compliance with this Section 7, each share of Series B Preference Stock shall be convertible, at any time following, in the case of clause (x) below, the termination of the Recapitalization Agreement or, in the case of clause (y) below, the Reclassification, into one (the "Conversion Ratio") fully paid and nonassessable share of (x) Common Stock or (y) in the event of and following the Reclassification, Class A Common Stock to be created pursuant to the Charter Amendment (as defined in the Recapitalization Agreement).

         (b) Automatic Conversion. Immediately following the Redemption Time (as defined in the Recapitalization Agreement), each share of Series B Preference Stock shall automatically be converted into a number of shares of Class A Common Stock equal to the then existing Conversion Ratio.

         (c) Adjustments for Stock Dividends, Subdivisions or Splits and Combinations. If at any time or from time to time after the Series B Preference Stock Initial Issue Date the number of outstanding shares of Common Stock or Class A Common Stock is increased by a stock dividend payable in shares of Common Stock or Class A Common Stock, as the case may be, or by a subdivision or split-up of shares of Common Stock or Class A Common Stock then the Conversion Ratio then in effect immediately before that stock dividend, subdivision or split shall be proportionately increased, and, conversely, if the Corporation at any time or from time to time after the Series B Initial Issue Date combines the outstanding shares of Common Stock or Class A Common Stock into a smaller number of shares, the Conversion Ratio then in effect immediately before that combination shall be proportionately decreased; it being understood that no such adjustments shall be made (under this subsection (c)) as a result of the Reclassification and Redemption. Any adjustment under this subsection (c) shall become effective at the open of business on the date the subdivision or combination becomes effective.

         (d) Adjustments for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Series B Preference Stock Initial Issue Date, the Common Stock or Class A Common Stock, as the case may be, issuable upon the conversion of the Series B Preference Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7 and other than pursuant to the Reclassification or Redemption), then and in any such event the Series B Preference Stock shall be convertible into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock or Class A Common Stock, as the case may be, into which such shares of Series B Preference Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Section 7.

         (e) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series B Preference Stock Initial Issue Date there is a capital reorganization of the Common Stock or Class A Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7 or other than an event that would be deemed a Liquidation Event described in Section 5(a) and other than pursuant to the Reclassification or Redemption) or a merger or consolidation of the Corporation with or into another entity, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preference Stock shall thereafter be entitled to receive upon conversion of the Series B Preference Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock or Class A Common Stock, as the case may be, deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series B Preference Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Ratio then in effect and the number of shares issuable upon conversion of the Series B Preference Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

         (f) Deferral in Certain Circumstances. In any case in which the provisions of this Section 7 shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Series B Preference Stock converted after such record date and before the occurrence of such event the shares of Common Stock or Class A Common Stock that would be issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall issue to such holder the shares of Common Stock or Class A Common Stock issuable upon such conversion before giving effect to such adjustments.

         (g) Mechanics of Conversion.

                  (i) Optional Conversion. Each holder of Series B Preference Stock who desires to convert the same into shares of Common Stock or Class A Common Stock, as applicable, pursuant to Section 7(a) hereof, may, following the Reclassification or the termination of the Recapitalization Agreement without the Reclassification having occurred, do so by surrendering the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preference Stock or Common Stock, or Class A Common Stock and giving written notice to the Corporation at such office that such holder elects to convert the same and stating therein the number of shares of Series B Preference Stock being converted. Thereupon the Corporation shall as soon as practicable issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock or Class A Common Stock, as applicable, to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series B Preference Stock to be converted, and the person entitled to receive the shares of Common Stock or Class A Common Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock or Class A Common Stock, as applicable, on such date.

                  (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 7(b) above, the outstanding shares of Series B Preference Stock shall be converted into Class A Common Stock and shall cease to be outstanding without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series B Preference Stock are delivered either to the Corporation or its transfer agent as provided below. Upon surrender by any holder of the certificate or certificates formerly representing shares of Series B Preference Stock at the office of the Corporation or any transfer agent for the Series B Preference Stock, there shall be issued and delivered to such holder promptly at such office and in the name as shown on the surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Series B Preference Stock were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series B Preference Stock shall be deemed for all corporate purposes to represent the number of shares of Class A Common Stock resulting from such automatic conversion.

         (h) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Ratio, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preference Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Ratio at the time in effect and the calculation upon which such adjustment was based and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Preference Stock.

         (i) No Fractional Shares. No fractional shares of Common Stock or Class A Common Stock, as applicable, or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preference Stock. Instead of issuing any fractional shares of Common Stock or Class A Common Stock, as applicable, which would otherwise be issuable upon conversion of Preference Stock, the number of shares of Common Stock or Class A Common Stock, as applicable, to be issued in such event shall be rounded down to the nearest whole share. The determination as to whether or not any fractional shares would otherwise be issuable absent the preceding provisions shall be based upon the aggregate number of shares of Series B Preference Stock being converted at any one time by any holder thereof, not upon each share of Series B Preference Stock being converted.

         (j) Notices of Record Date. In the event of, other than in connection with the Reclassification or Redemption, (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any Distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preference Stock at least twenty (20) Business Days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such Distribution and a description of such Distribution,
(2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock or Class A Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock or Class A Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         (k) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or Class A Common Stock, as applicable, on conversion of Series B Preference Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or Class A Common Stock, as applicable, solely for the purpose of effecting the conversion of the shares of the Series B Preference Stock, such number of its shares of Common Stock or Class A Common Stock, as applicable, as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preference Stock; and if at any time the number of authorized but unissued shares of Common Stock or Class A Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preference Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or Class A Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

         8. Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not be required to pay any Distribution on, or to pay any amount in respect of any redemption of, the Series B Preference Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

         9. No Reissuance of Series B Preference Stock. No share of Series B Preference Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue and at such time as no shares of Series B Preference Stock are outstanding, the provisions of this Certificate of Designations shall no longer be effective.

         10. Record Holders. The Corporation may deem and treat the record holder of any share of Series B Preference Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         11. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail with postage prepaid, addressed: if to the Corporation, to Nortek Holdings, Inc., 50 Kennedy Plaza, Providence, RI 02903,
Attention: General Counsel, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation or, if to any holder of the Series B Preference Stock, to such holder at the address of such holder of the Series B Preference Stock as listed in the stock record books of the Corporation; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         12. (a) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (b) Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preference Stock and qualifications, limitations and restrictions thereof set forth in this resolution is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preference Stock and qualifications, limitations and restrictions thereof set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preference Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preference Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preference Stock and qualifications, limitations and restrictions thereof unless so expressed herein.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed this [___] day of [_______], 2002.


                                            NORTEK HOLDINGS, INC.


                                            By:
                                               ---------------------------
                                                 Name:
                                                 Title: